Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into by and between FNDS300 Corp., a Delaware corporation (the “Company”); and Sherington Holdings, LLC (“Investor”) on this 6th day of January, 2009.

BACKGROUND:

A. Investor has made an investment in the Company by purchasing: 8,000,000 shares (the “Common Shares”) of the Company’s Common Stock (the “Common Stock”); a Warrant initially exercisable for the purchase Common Stock that, when issued, will result in Investor owning beneficially thirty percent (30%) (or that percentage closest to (but not below) 30% that can be achieved by a whole number of shares) of the aggregate shares of Common Stock, determined on a fully-diluted basis (including all common stock equivalents and assuming the full exercise, conversion and exchange of all warrants, options, convertible notes and other securities or rights to acquire Common Stock or common stock equivalents regardless of vesting, forfeiture or other terms thereof, and taking into account any anti-dilution or other adjustment provisions of such securities) (as may be adjusted pursuant to the terms thereof, the “Warrant Shares”); and a Secured Convertible Promissory Note in the principal amount of $1,000,000 initially convertible into 4,000,000 shares of Common Stock (as may be adjusted pursuant to the terms thereof, the “Conversion Shares”).

B. The Company has not filed a registration statement to register any of its shares of Common Stock in connection with the Investment and, therefore, the Company has no registered shares of Common Stock available for issuance to Investor.

C. The Company desires to provide certain registration rights with respect to the Shares (as defined below) for the benefit of Investor and its successors and assigns (with Investor, sometimes collectively referred to herein as a “Holder” and collectively as “Holders”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Investor, intending to be legally bound, hereby agree as follows:

Section 1.

Certain Definitions

In addition to capitalized terms defined throughout this Agreement, the following terms shall have the following respective meanings:

1.1 “Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Georgia.

1.2 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at that time.

1.3 “Other Stockholders” means persons other than Holders who, by virtue of agreements with the Company, may be entitled to include their securities in certain registrations hereunder.

1.4 “Person” shall mean any individual, partnership, corporation, trust or other entity.

1.5 “Public Offering” means the closing of a public offering pursuant to an effective registration statement under the Securities Act (as defined below) (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) covering the offer and sale of Common Stock for the account of the Company.

1.6 “Qualified IPO” means the closing of an initial Public Offering by the Company covering the offer and sale of Common Stock for the account of the Company.

1.7 The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

1.8 “Registrable Securities” means (a) the Shares (as defined below) and (b) any other shares of Common Stock issued by way of (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend, stock split, combination of shares, recapitalization, restructuring, merger, consolidation or other distribution with respect to or exchange for or replacement of the Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which a Holder’s rights under this Agreement are not assigned; provided, however, that Registrable Securities shall only be treated as Registrable Securities if, and so long as, they have not been either sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, such that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; or if such securities cease to be issued and outstanding.

1.9 “Registration Expenses” shall mean all reasonable expenses, except Selling Expenses (as defined below), incurred in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, transfer agent and registrar fees, escrow fees, fees and disbursements of counsel and independent accountants for the Company, Blue Sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for Holder.

1.10 “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

1.11 “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.12 “Selling Expenses” shall mean all underwriting discounts, selling commissions, stock transfer taxes applicable to the securities registered by the Holders and, except as set forth in the definition of Registration Expenses, all fees and disbursements of any special counsel for any Holder.

1.13 “Shares” shall mean the Common Shares, the Warrant Shares and the Conversion Shares and any other shares of Common Stock hereafter acquired by Investor or its affiliates, as such term is defined in the Securities Act.

Section 2.

Demand Registration

2.1. Demand Registration.

(a) From and after the date hereof until five (5) years after the Company completes a Qualified IPO or until Holders’ rights under this Agreement otherwise terminate, Holders shall be entitled to have the Company effect two (2) demand registrations in the aggregate on Form S-1, S-2 or S-3 (or similar forms then in effect for small business entities), or such applicable or successor forms, of Registrable Securities then owned of record and beneficially by such Holders. A request for such registration (a “Registration Request”) must be made in writing by Holders owning at least fifty percent (50%) of the Registrable Securities.

(b) The Company shall use its best efforts to cause the Registrable Securities specified in the Registration Request (which amount may include Registrable Securities that were not registered pursuant to limitations or exclusions on registration set forth in Section 2.2 hereof) to be registered as soon as reasonably practicable so as to permit the sale thereof, and in connection therewith shall, within thirty (30) days after such Holders provide the Company with such a Registration Request, prepare and file a registration statement with the SEC under the Securities Act to effect such registration.

(c) Such registration statement shall contain such required information pursuant to the rules and regulations promulgated under the Securities Act and such additional information as deemed necessary by the managing underwriter or, if there is no managing underwriter, as the Company deems necessary under the Securities Act.

(d) In connection with the preparation of the registration statement, each Holder shall:

(i) specify the number of shares intended to be offered and sold by that Holder;

(ii) express that Holder’s intention to offer or cause the offering of such shares for distribution;

(iii) describe the nature or method of the proposed offer and sale thereof by that Holder; an

(iv) undertake to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement.

(e) Notwithstanding the foregoing, if the Company shall furnish to the Holders making a Registration Request a certificate signed by a duly authorized officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed on or before the date such filing would be required, then the Company shall be entitled to postpone filing of the registration statement for up to ninety (90) days; provided, however, that the Company shall be entitled to issue such a certificate only one (1) time in any given twelve (12) month period.

(f) If a registration has become effective but is withdrawn before completion of the offering contemplated thereby because of adverse business developments at the Company that were not known to the requesting Holders when they requested that the Company initiate such registration proceedings, such registration shall not count as one of the two registrations referred to in Section 2.1(a).

(g) The Company shall not cause the registration under the Securities Act of any other shares of Common Stock to become effective (other than registration of an employee stock plan, or registration in connection with any Rule 145 or similar transaction) during the effectiveness of a registration requested hereunder.

(h) Notwithstanding anything to the contrary, the Company shall not be required to take any action to effect any such registration, qualification or compliance under this Section 2.1 prior to completion of a Qualified IPO.

2.2. Inclusion of Additional Shares.

(a) The Company may include in a registration pursuant to this Section 2 securities for its own account and by other third parties (including officers and employees of the Company or any party to whom similar registration rights have been granted), in amounts as determined by the Company’s Board of Directors. To the extent the Company includes in such registration securities for its own account or held by other parties, the Company shall take all actions it deems reasonably necessary to ensure that security holders of the Company, whether or not holding contractual registration rights, shall not have the right to exclude from any registration initiated pursuant to this Section 2 any Registrable Securities of any Holder.

(b) If requested, and provided the underwriter or underwriters are of recognized national standing and are reasonably satisfactory to the Company, the Company shall (together with all officers, directors and other third parties proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or representative of the underwriters selected for such underwriting.

(c) Notwithstanding any other provision of this Section 2.2, if the underwriter or underwriters’ representative advises the Persons registering shares of Common Stock in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company, securities held by officers or directors of the Company (excluding such Registrable Securities held by any Holder subject to such registration) and the securities held by other third parties shall be excluded from the underwriting by reason of the underwriter’s marketing limitation to the extent so required by such limitation. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(d) If any Holder requesting registration who has requested the inclusion of the Common Stock in the registration statement filed pursuant to the Registration Request disapproves of the terms of the underwriting, such Person’s sole remedy shall be to withdraw therefrom by written notice to the Company, the underwriter or the underwriters’ managing representative. Such Person shall be deemed to have withdrawn if such Person fails to execute underwriting documents requested by the underwriter or the underwriters’ managing representative within the time period requested for execution of such documents.

Section 3.

Piggyback Rights

3.1 Notice of Registration. If at any time or, from time to time, the Company shall determine to register any of its securities for its own account or for the account of Other Stockholders in a Public Offering, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule 145 transaction, the Company will:

(a) Promptly give to Holders written notice thereof; and

(b) Include in such registration (and any related qualification under blue sky laws or other compliance) and underwriting, the Registrable Securities (subject to cutback as set forth in Section 3.2 hereof) specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder (the “Piggyback Requests”).

3.2 Priority in Piggyback Registrations. If (a) a registration pursuant to Section 3.1 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed by or through one or more underwriters under underwriting terms appropriate for such a transaction; and (b) the managing underwriter of such underwritten offering shall inform the Company and the Holders by letter of its belief that the distribution of all or a specified number of such Shares concurrently with the securities being distributed by such underwriters would materially adversely affect the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Shares which may be distributed without such effect), then the Company may, upon written notice to the Holders, reduce (the “Underwriter’s Cut-back”) the number of such Shares the registration of which shall have been requested by the Holders and all Other Stockholders so that the resultant aggregate number of such securities so included in such registration by the Holders and any and all Other Stockholders shall be equal to the number of shares stated in such managing underwriter’s letter. The Underwriter’s Cut-back shall be applied on a pro-rata basis first among the Other Stockholders whose shares are to be included in such registration statement and then among the Holders.

3.3 Underwriting. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. If any Holder proposes to distribute its securities through such underwriting, such Holder shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

3.4 Lock-Up of Unregistered Shares. In the event that the Company registers any of its securities in a Qualified IPO and either (a) the number of Registrable Securities to be included in the registration has been limited pursuant to the limitation of Section 3.2 hereof or otherwise; or (b) a Holder elects not to include any portion of the Holder’s Registrable Securities in such registration, each Holder agrees that, upon the underwriter’s written request, such Holder will not, directly or indirectly, sell, make a short sale of, loan, grant an option for the purchase of, or otherwise dispose of such Holder’s Registrable Securities not included in the registration without the prior written consent of the Company or the underwriter for up to one hundred-eighty (180) days following the effective date of the registration statement. Holder agrees to promptly execute and deliver to the underwriter a lock-up agreement in a form reasonably satisfactory to the underwriter confirming the restrictions of this Section 3.4.

3.5 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

3.6 Effect of Piggyback Registration. No registration of less than all of the Registrable Securities effected under this Section 3 shall relieve the Company of its obligations to effect a registration of Registrable Securities for any Registrable Securities not registered under this Section 3 upon the request of Holders pursuant to Section 2 hereof.

Section 4.

Obligations of the Company

4.1 Obligations of the Company. Whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of the Registrable Securities, the Company shall:

(a) Prepare and, as soon as possible, file with the SEC a registration statement with respect to the Registrable Securities, and use its best efforts to cause such registration statement to become effective and to remain effective until the earlier of (i) the sale of the Registrable Securities so registered or (ii) one hundred eighty (180) days subsequent to the effective date of such registration; provided that, not less than three (3) days before filing with the SEC any registration statement or prospectus or not less than one (1) day before filing with the SEC any amendments or supplements thereto, the Company will furnish to each Holder and its counsel copies of all such documents proposed to be filed, including, without limitation, documents incorporated by reference in the prospectus and, if requested by any Holder, the exhibits incorporated by reference therein. Each Holder shall have the opportunity to object to any information pertaining solely to such Holder contained in such documents, and the Company will make the corrections reasonably requested by such Holder with respect to such information prior to filing any registration statement or amendment thereto or any prospectus or any supplement thereto. The Company will not include or name any Holder in any registration statement or prospectus without the consent of such Holder, unless required to do so by the Securities Act and the rules and regulations thereunder; provided, however, that the Company may withdraw any registration of its securities at any time prior to the effective date of the registration statement relating thereto;

(b) Prepare and, as soon as reasonably practicable, file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement for the applicable period set forth Section 4.1(a);

(c) Furnish to any Holder such number of copies of the registration statement (including any amendment or supplement thereto) and prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as such Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current;

(d) If necessary, use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such states as Holder shall reasonably request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified), maintain any such registration or qualification current until the earlier of the sale of the Registrable Securities so registered or one hundred eighty (180) days subsequent to the effective date of the registration statement, and take any and all other actions either necessary or advisable to enable Holders to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where such Holders desire to effect such sales or other disposition;

(e) Use its best efforts to cause all Registrable Securities covered by each registration statement to be listed subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such registration statement, on each securities exchange on which the Common Stock issued by the Company are then listed and admitted to trading on;

(f) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g) Cause to be delivered, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from the Company’s independent certified public accountants addressed to each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(h) Notify the Holders at any time when a prospectus relating to a registration statement for any Registrable Securities is required to be delivered under the Securities Act, upon the Company’s discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holders prepare and furnish to the Holders and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

(i) Take all such other actions either necessary or desirable to permit the Registrable Securities held by a Holder to be registered and disposed of in accordance with the method of disposition described herein.

4.1 Obligations of Holders. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding such Holder or Holders, the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

Section 5.

Discontinuance of Use of Prospectus

Each Holder agrees by acquisition of the Shares that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 4(j), such Holder will forthwith discontinue such Holder’s offer of Shares pursuant to the registration statement relating to such Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(j) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Shares at the time of receipt of such notice. In the event that any Holder uses a prospectus in connection with the offering and sale of any of the Shares covered by such prospectus, such Holder will use only the latest version of such prospectus provided by the Company.

Section 6.

Expenses of Registration

The Company shall pay the Registration Expenses incurred hereunder. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by such Holder, pro-rata in accordance with the number of such Holder’s shares of Registrable Securities included in such registration as compared to the total number of shares included in the registration.

Section 7.

Indemnification and Contribution

7.1 The Company. The Company will indemnify Holder and each person controlling Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, of the Company’s securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities or blue sky laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Holder and each person controlling Holder, and each underwriter, if any, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, furnished in writing to the Company by such Holder or controlling person or underwriter seeking indemnification.

7.2 Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected (the “Indemnifying Holder”), indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such registration statement and each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other Holder whose Registrable Securities are sold pursuant to such registration, qualification or compliance, to the extent, but only to the extent, of all expenses, claims, losses, damages and liabilities (or actions in respect thereof) (i) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance that was furnished in writing to the Company by such Indemnifying Holder or based on any omission (or alleged omission) by such Indemnifying Holder to state in written information furnished to the Company by such Indemnifying Holder a material fact required to be stated therein about such Indemnifying Holder or necessary to make the statements therein about such Holder not misleading, or (ii) based on any violation by such Holder of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to Holder in connection with any such registration, qualification or compliance; and will reimburse the Company, such directors, officers or control persons or underwriters or other Holders for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, if such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document was furnished in writing to the Company by such Indemnifying Holder.

7.3 Defense of Claims. Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if, in the reasonable judgment of the Indemnified Party, representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party’s prior consent.

7.4 Contribution. If, as a matter of law, the indemnification provided for in this Section 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, the amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 8.

Selection of Managing Underwriters

Subject to the obligations of the Company under agreements existing on the date hereof, the managing underwriter or underwriters for any offering of Registrable Securities to be registered pursuant to Section 3 shall be selected by the Company. No person may participate in any underwritten offering hereunder unless such person: (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; (b) completes and executes powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; (c) as expeditiously as possible, notifies the Company, at any time when a prospectus relating to such Holder’s Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and (d) complies with all reasonable requests made by the Company or its counsel with respect to the registration of such Holder’s Registrable Securities, including, without limitation, providing such information regarding such Holder and the distribution of such Holder’s Registrable Securities.

Section 9.

Rule 144 Reporting

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual, quarterly, or monthly report of the Company, and such other reports and documents of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

Section 10.

Subsequent Registration Rights

The Company has not granted to any other person registration rights that are senior to the rights granted to Investor pursuant to this Agreement. Except for the rights previously granted to Investor pursuant to the Secured Convertible Promissory Note, the Company shall not grant registration rights to any person which are senior or pari passu with the rights granted pursuant to this Agreement without the prior consent of the holders of a majority of the shares of the Registrable Securities then outstanding.

Section 11.

Miscellaneous

11.1 Assignment. Subject to applicable securities laws and existing agreements between the Company and the Holders, the rights to cause the Company to register securities granted to the Holder by the Company under this Agreement may be transferred or assigned by the Holders to any persons to whom Registrable Securities are transferred; provided that the transferee or assignee of such rights assumes the obligations of such Holder under this Agreement and, to such Holder’s best knowledge, is not a competitor engaged in the Business of the Company. Notwithstanding the foregoing, a Holder may, at any time or times, transfer any or all of the Registrable Securities to any affiliate of Holder, as such term is defined in the Securities Act. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any transferee or assignee shall thereafter be treated as a Holder, subject to the limitations herein. Until the Company receives actual notice of any transfer or assignment, it shall be entitled to rely on the then existing list of Holders and the failure to notify the Company of any transfer or assignment shall not affect the validity of a notice properly given by the Company to the Holders pursuant to lists maintained by the Company.

11.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (excluding conflicts of laws provisions).

11.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.5 Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:	FNDS300 Corp
818 A1A North, Suite 201
Ponte Vedra Beach, FL 32082
Attention: Joseph F. McGuire
Telephone: 904-273-2702
Facsimile: 904-273-7231

If to Holders:	Sherington Holdings, LLC
60 Sherington Place
Atlanta, GA 30350
Attention: Raymond Goldsmith
Facsimile: 678-805-2501

With copy to:	Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, GA 30308-2216
Attention: John Stephenson
Telephone: (404) 885-3602
Facsimile: (404) 962-6728
Email: john.stephenson@troutmansanders.com

11.6 Amendments and Waivers. This Agreement may be amended or waived with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section 11.6 shall be binding upon the Holders and each transferee of the Registrable Securities, each future holder of all such Registrable Securities, and the Company.

11.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

11.9 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between the parties hereto are expressly canceled.

(Signatures on the Following Page)

IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Agreement to be duly executed as of the date first above written.

FNDS300 CORP.

By:
Title:

SHERINGTON HOLDINGS, LLC

By:
Title: